UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 2, 2022

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2021, Immunome, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain holders (the “Holders”) pursuant to which the Company issued series B warrants to purchase shares of the Company’s common stock (the “Series B Warrants”). By letter dated September 2, 2022 (the “Letter”), at any time prior to the expiration date of the Series B Warrants, the Company is permitting the Holders of the Series B Warrants to exercise the Series B Warrants at an exercise price of $10.00 per share (reduced from the previous exercise price of $45.00 per share), subject to adjustment as set forth in the Series B Warrants, and is eliminating the provision permitting the Company to redeem the Series B Warrants if the closing price of shares of the Company’s common stock exceeds $55.00 per share for any 20 trading days during any 30 trading day period. The Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the terms of the Letter are qualified in their entirety by reference to such exhibits.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Letter to Holders of Series B Warrants to Purchase Shares of Common Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunome, Inc.

Date:	September 2, 2022	By:		/s/ Purnanand D. Sarma, Ph.D.
			Name:	Purnanand D. Sarma, Ph.D.
			Title:	President and Chief Executive Officer